As filed with the Securities and Exchange Commission
                                 on November 12, 1997

                              Registration No. 33-45405

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                      Post-Effective Amendment No. 1 to FORM S-3

                                REGISTRATION STATEMENT

                                        UNDER

                              THE SECURITIES ACT OF 1933

                         T. ROWE PRICE REALTY INCOME FUND IV,
           AMERICA S SALES-COMMISSION-FREE REAL ESTATE LIMITED PARTNERSHIP
                (Exact Name of registrant as specified in its charter)

                                       Delaware
               (State or jurisdiction of incorporation or organization)

                                      95-4147931
                       (I.R.S. employer identification number)

                                100 East Pratt Street
                              Baltimore, Maryland  21202
                                    (410) 345-2160
            (Address, including zip code, and telephone number, including area
                  code, or registrant s principal executive offices)


          Henry H. Hopkins                   Copy to:
          T. Rowe Price Associates, Inc.     Judith D. Fryer, Esq.
          100 East Pratt Street              Greenberg, Traurig, Hoffman,
          Baltimore, Maryland  21202         Lipoff, Rosen & Quentel
          (410) 345-2160                     153 E. 53rd Street
          (Agent for service)                New York, NY  10022
                                             (212) 801-9330

          Approximate date of commencement of proposed sale  to the public:
          The sale of securities pursuant to this Registration Statement commenced on February 20, 1992 solely in connection with the Registrant s Reinvestment Plan. The Plan has been terminated, and no further sales of securities pursuant to this Registration Statement will occur.

          The Registrant hereby removes from registration by means of this Post-Effective Amendment 8,063 Units of Limited Partnership Interest ("Units") which remain unsold at the termination of its Reinvestment Plan, in accordance with its undertaking pursuant to Regulation S-K Item 512(a)(3).

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, State of Maryland, on November 12, 1997.

                                        T. ROWE PRICE REALTY INCOME FUND
                                        IV,AMERICA S SALES-COMMISSION-FREE
                                        REAL ESTATE LIMITED PARTNERSHIP

                                        By:  T. ROWE PRICE REALTY INCOME
                                             FUND IV MANAGEMENT, INC.

                                             By:  /s/James S. Riepe
                                                  James S. Riepe, Chairman


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature              Title                      Date

          /s/James S. Riepe      Chairman of the Board and  November 12, 1997
          James S. Riepe         President of T. Rowe Price
                                 Realty Income Fund IV
                                 Management, Inc.
                                 (Principal Executive Officer)

          /s/Alvin M. Younger,Jr.Treasurer and Director of November 12, 1997 Alvin M. Younger, Jr. T. Rowe Price Realty Income
                                 Fund IV Management, Inc.


          /s/Henry H. Hopkins    Vice President and         November 12, 1997
          Henry H. Hopkins       Director of T. Rowe Price
                                 Realty Income Fund IV
                                 Management, Inc.


          /s/Joseph P. Croteau   Vice President, Director   November 12, 1997
          Joseph P. Croteau      and Treasurer, and Principal
                                 Financial Officer of the
                                 Partnership